Exhibit 99.1

FOR IMMEDIATE RELEASE:

TCSI Media Contact:
Richard Berman
(510) 749 8580
rberman@tcsi.com

                TCSI ANNOUNCES ADDITIONS, RETIREMENTS, FOR BOARD

ALAMEDA, CA (August 24, 2001) - TCSI Corporation (NASDAQ: TCSI), a leading provider of software products and services for the global communications industry, today announced that Garrett Garrettson and Philip McKinney have joined the company's board of directors, replacing John Bolger and William Hasler, who are retiring.

Mr. McKinney is a partner with Techtrend Group. Prior to joining Techtrend he was founding CIO and Senior Vice President at Teligent from 1997 to 2000, and held senior management positions at Computer Sciences corporation (CSC) for the previous six years. Dr. Garrettson was named Chairman of the Board at Spectrian in 2000 after serving as President and CEO of the company since 1996. Following four years as an assistant professor of physics at the Naval Postgraduate School, he worked at Hewlett Packard from 1973 to 1986, and spent four years as Vice President at Seagate Technology and three years as President and CEO of Censtor.

Yasushi Furukawa, CEO of TCSI, said, "It is a testament to our business model and technology that we have been able to attract such high-caliber members to our board. Garry and Phil have proven track records at the helm of technology companies, and we are looking forward to incorporating their expertise into our business. Their experiences serving communications service provider community, successful turnaround management as well as public company board governance will be great assents for us going forward. We are also grateful for the contributions of the two retiring board members, who have helped lead TCSI for almost a decade."

TCSI software is installed in more than 300 networks around the world, and the company's customers include a "Who's Who" of telecom players including, Motorola, Lucent, NTT, and NEC. TCSI was founded in 1983, and has been publicly traded for 10 years.

About TCSI Corporation
TCSI (NASDAQ: TCSI) is a leading provider of software products and services for the global telecommunications industry. TCSI's solutions enable telecom service providers, equipment manufacturers, enterprise network users and systems integrators to rapidly deploy and manage network infrastructure and services. The Catalant(R) product line offers carrier-class service and network management capabilities, targeting next-generation voice, data, and wireless networks. TCSI is located in Alameda, California, with offices in Europe and the Pacific Rim. For more information, visit http://www.tcsi.com or call us at +1 510-749-8500.

All statements contained in this press release that are not statements of historical facts constitute "forward-looking statements" and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our expectations regarding new services and product offerings, the development and direction of the Company's product strategy, future customers and future business strategies. Any one or more of our expectations may not be realized. Although TCSI Corporation believes that the expectations reflected in its forward-looking statements are reasonable, such forward-looking statements involve certain risks, uncertainties and other factors that could cause the actual results of TCSI Corporation to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include delays or disputes regarding payments for sales, unsuccessful product development or market acceptance, unsuccessful delivery of Catalant services, loss of significant customers and unsuccessful implementation of software. Additional risks and uncertainties are outlined in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-K, Proxy Statement and Form 10-Q. TCSI Corporation urges you to consider all such factors. TCSI Corporation undertakes no obligation to publicly release the results of any revisions to such forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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